Exhibit 3

BY-LAWS, AS AMENDED,
of
M/A-COM, INC.
(Through March 10, 1995)


ARTICLE FIRST

Stockholders

Section 1. Annual Meeting. The annual meeting of stockholders shall be held on the third Wednesday of February in each year (or if the date be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) or such other date as shall be determined from time to time by the Board of Directors. The hour shall be fixed by the Chairman of the Board of Directors or the Chief Executive Officer or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the Directors or the Chairman of the Board of Directors or the Chief Executive Officer or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

Section 2. Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board of Directors or the Chief Executive Officer or the President or the Directors, and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who are entitled to vote at the meeting and who hold at least forty percent in interest of the capital stock entitled to vote at the meeting, stating the time, place and purposes of the meeting.

Section 3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within the United States) is fixed by the Directors or the Chairman of the Board of Directors or the Chief Executive Officer or the President and stated in the notice of the meeting.

Section 4. Notices. Notice of all meetings of stockholders shall be given as follows, to wit:- A written notice, stating the place, day and hour thereof, shall be given by the Clerk (or the person or persons calling the meeting), at least ten days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law, the Articles of Organization, or these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation. Notices of all meetings of stockholders shall state the purposes for which the meetings are called. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized is filed with the records of the meeting.

Section 5. Quorum. At any meeting of stockholders a quorum for the transaction of business shall consist of one or more individuals appearing in person and/or as proxies and owning and/or representing a majority of the shares of the corporation then outstanding and entitled to vote, provided that less than such quorum shall have power to adjourn the meeting from time to time.

Section 6. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote, and a proportionate vote for any fractional share entitled to vote, held by him of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk before being voted at any meeting or any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at the meeting specified therein and at any adjourned session of such meeting but shall not be valid after final adjournment of the meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 7. Action at Meeting. When a quorum is present, the action of the stockholders on any matter properly brought before such meeting shall be decided by the holders of a majority of the stock present or represented and entitled to vote and voting on such matter, except where a different vote is required by law, the Articles of Organization or these By-laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.


ARTICLE SECOND

Directors

Section 1. Powers. The Board of Directors, subject to any action at any time taken by such stockholders as then have the right to vote, shall have the entire charge, control and management of the corporation, its property and business and may exercise all or any of its powers.

Section 2. Number and Election. The number of Directors shall be not less than three nor more than seventeen. The Board of Directors shall be divided into three classes, such classes to be as nearly equal in number as possible. One of such classes of Directors shall be elected annually by the stockholders. Subject to the foregoing requirements and applicable law, the Board of Directors may, from time to time, fix the number of Directors and their respective classifications, provided that any such action does not operate to remove a Director elected by the stockholders other than in the manner specified in the Articles of Organization or these By-laws. Except as otherwise provided in these By-laws, the members of each class shall be elected for a term of three years and shall serve until their successors are elected and qualified. Any successor to a Director whose seat becomes vacant shall serve for the remainder of the term of his predecessor and until his successor is elected and qualified.

Section 3. Vacancies. Any vacancy at any time existing in the Board among those Directors whose terms are classified in accordance with these By-laws, whether resulting from an increase in the size of the Board of Directors, from the death, resignation, disqualification or removal of a Director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors.

Section 4. Enlargement of the Board. The number of Directors whose terms are classified in accordance with the provisions of these By-laws may be increased by the Directors by the affirmative vote of a majority of the Directors then in office. Any vacancy in the Board of Directors resulting from such an increase in the number of Directors shall be filled solely by the affirmative vote of a majority of the Directors then in office, even though less than a quorum of the Board of Directors.

Section 5. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, a Director shall hold office until the annual meeting of stockholders held in the third year following the year of his election and thereafter until his successor is chosen and qualified. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the Chairman of the Board of Directors or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 6. Removal. A Director whose term is classified in accordance with these By-laws may be removed from office only for cause by the affirmative vote of either (a) the holders of a majority of the shares outstanding and entitled to vote in the election of Directors, or (b) a majority of the Directors then in office. As used herein, "cause" shall mean, only (i) conviction of a felony, (ii) declaration of unsound mind by order of a court,
(iii) gross dereliction of duty, (iv) commission of an act involving moral turpitude, or (v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such act in either event results both in an improper substantial personal benefit and a material injury to the corporation. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

Section 7. Annual Meeting. Immediately after each annual meeting of stockholders, or the special meeting held in lieu thereof, and at the place thereof, if a quorum of those who are Directors immediately following such meeting were present thereat, there shall be a meeting of the Directors without notice; but if such a quorum of the Directors were not present at such meeting, or if present do not proceed immediately thereafter to hold a meeting of the Directors, the annual meeting of the Directors shall be called in the manner hereinafter provided with respect to the call of special meetings of Directors.

Section 8. Regular Meetings. Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board and no notice need be given of regular meetings held at times and places so fixed, PROVIDED, HOWEVER, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders, or the special meeting held in lieu thereof, and that if at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent no meeting shall be held pursuant to such resolution until either each such absent Director has in writing or by telegram approved the resolution or seven days have elapsed after copy of the resolution certified by the Clerk has been mailed, postage prepaid, addressed to each such absent Director at his last known home or business address.

Section 9. Special Meetings. Special meetings of the Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Treasurer, or by any two Directors, and shall be held at the place designated in the call thereof.

Section 10. Notices. Notice of any special meeting of the Directors shall be given by the Clerk or the Secretary to each Director, by (a) mailing written notice of such meeting to him, postage prepaid, at least four days before the meeting, (b) delivering such notice to him in person at least forty-eight hours before the meeting, (c) sending such notice to him by overnight mail or overnight delivery service, postage or delivery charges prepaid, at least forty-eight hours before the meeting, (d) sending such notice to him by telecopy at least forty-eight hours before the meeting, or
(e) sending notice of such meeting to him by prepaid telegram, at least forty-eight hours before the meeting. Notices given by mail, overnight delivery or telegram shall be addressed to each Director at his address as registered on the books of the corporation, or if not so registered at his last known home or business address. Notices given by telecopy shall be addressed to each Director at the last telecopy number specified to the corporation by such Director for such purpose, or, if no such number shall have been specified, at the telecopy number associated with such Director's last known home or business address. If the Clerk or the Secretary refuses or neglects for more than twenty-four hours after receipt of the call to give notice of such special meeting, or if the offices of Clerk and Secretary are vacant or the Clerk and the Secretary are absent from the Commonwealth of Massachusetts or incapacitated, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

Section 11. Quorum. At any meeting of the Directors a majority of the Directors then in office shall constitute a quorum for the transaction of business; provided always that any number of Directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may make any reasonable adjournment thereof.

Section 12. Action at Meeting. At any meeting of the Directors at which a quorum is present, the action of the Directors on any matter brought before the meeting shall be decided by the vote of a majority of those present and voting, unless a different vote is required by law, the Articles of Organization, or these By-laws.

Section 13. Special Action. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors' meetings. Such consent shall be treated as a vote of the Directors for all purposes.

Section 14. Committees. The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but, unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the Directors. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee and shall perform such duties and have such powers additional to the foregoing as the Directors or the Executive Committee shall designate.


ARTICLE THIRD

Officers

Section 1. Enumeration. The officers of the corporation shall be (a) the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Executive Vice Presidents or Senior Vice Presidents, or both, a Chief Financial Officer, a Treasurer, a Clerk and a Secretary, (b) the corporation's principal accounting officer, principal legal officer, principal manager of operations, principal human resources officer, principal business development officer and controller, and (c) such additional officers as are appointed by the Chief Executive Officer to carry out the principal business or similar policy-making functions of the corporation. The corporate officers so appointed by the Chief Executive Officer shall be those enumerated in one or more certificates delivered by him to the Secretary, which certificates shall be filed by the Secretary with the minutes of the Board of Directors, and such appointed officers shall be subject to removal by the same means. All such officers shall be deemed to be officers of the corporation for purposes of ARTICLE ELEVENTH hereof. Neither divisional officers nor officers of subsidiaries of the corporation shall be deemed to be officers of the corporation by virtue of their positions as such.

Section 2. Election. The officers of the corporation specified in Section 1 of this ARTICLE THIRD, except those which are to be appointed by the Chief Executive Officer, shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders or the special meeting held in lieu thereof.

Section 3. Qualification. The Chairman of the Board of Directors, the Chief Executive Officer and the President must be Directors. No officer need be a stockholder. Any two or more offices may be held by the same person, provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

Section 4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, each of the officers enumerated in clauses
(a) and (b) of Section 1 of this ARTICLE shall hold office until the first meeting of the Directors following the annual meeting of stockholders, or the special meeting held in lieu thereof, and thereafter until his successor is chosen and qualified. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the Chairman of the Board of Directors or the Chief Executive Officer or the President or Clerk, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 5. Removal. The Directors may remove any corporate officer elected by them with or without cause by a vote of a majority of the entire number of Directors then in office, provided that any such corporate officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

Section 6. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Directors and shall perform such duties and have such powers additional to the foregoing as the Directors shall designate. It shall be his duty and he shall have the power to see that all orders and resolutions of the Directors are carried into effect. The Chairman of the Board shall also preside at all meetings of the stockholders. In the absence or disability of the Chairman of the Board, the Chief Executive Officer shall perform his duties and have his powers.

Section 7. The Chief Executive Officer. The Chief Executive Officer shall be responsible for the planning, coordinating and execution of the corporation's strategies and activities. The Chief Executive Officer may from time to time appoint one or more additional vice presidents, assistant treasurers, assistant secretaries, comptroller, other financial officers of the corporation and a president, vice president, treasurer and other officers, so-called, for any division of the corporation and define their respective powers and duties, and he may remove any such officers at any time. Such appointed officers shall be subject at all times to the control of the Chief Executive Officer, the Board of Directors and of any other officer of the corporation whom he or the Board may designate from time to time. In the absence or disability of the Chief Executive Officer, the President shall perform his duties and have his powers.

Section 8. The President. Executive Vice Presidents and Senior Vice Presidents. The President shall have full responsibility for the day-to-day operations of the corporation and shall perform such duties and have such additional powers as the Directors shall designate. The President, as soon as reasonably possible after the close of the fiscal year, shall submit to the Directors a report of the operations of the corporation for such year and a statement of its affairs and shall from time to time report to the Board of Directors all matters within his knowledge which the interests of the corporation may require to be brought to its notice. In the absence or disability of the Chief Executive Officer, his powers and duties shall be performed by the President. In the absence or disability of the President, his powers and duties shall be performed by one or more of the Executive Vice Presidents or Senior Vice Presidents designated for the purpose by the Directors. Each Executive Vice President and Senior Vice President shall have such powers and perform such duties as the Directors shall from time to time designate.

Section 9. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the corporation. Subject to the direction and control of the Chief Executive Officer and the Directors, he shall formulate, advise on, and manage the financial policies and finances of the corporation, including but not limited to treasury, cash management, borrowing, lending, issuing and retiring stock and other securities, taxation, and financial planning and controls. From time to time, he shall promptly render such reports on the financial condition of the corporation as the Chief Executive Officer or the Directors may require. The Treasurer shall report to the Chief Financial Officer, and the Chief Financial Officer shall have all powers that the Treasurer has except as may be limited by the Articles of Organization, these By-laws, or applicable law. The Chief

Financial Officer shall perform such duties and have such powers additional to the foregoing as the Chief Executive Officer or the Directors may designate.

Section 10. Treasurer. The Treasurer shall report to the Chief Financial Officer. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, or the Directors or in the absence of such designation in such depositories as he shall from time to time deem proper. He shall disburse the funds of the corporation as shall be ordered by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, or the Directors, taking proper vouchers for such disbursements. He shall promptly render to the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, and Directors such statements of his transactions and accounts as the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, and Directors respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, or the Directors may designate.

Section 11. Assistant Treasurers. In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Chief Executive Officer. Each Assistant Treasurer shall have such other powers and perform such other duties as the Chief Executive Officer shall from time to time designate.

Section 12. Clerk. The Clerk shall record in books kept for the purpose all votes and proceedings of the stockholders and, if there be no Secretary or Assistant Secretary, of the Directors at their meetings. Unless the Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers; and, subject to such other or different rules as shall be adopted from time to time by the Directors, such records may be kept solely in the stock certificate books. The Clerk shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

Section 13. Assistant Clerks. In the absence of the Clerk from any meeting of the stockholders or, if there be no Secretary or Assistant Secretary, from any meeting of the Directors, the Assistant Clerk, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk. Each Assistant Clerk shall have such other powers and perform such other duties as the Directors may from time to time designate.

Section 14. Secretary and Assistant Secretaries. If a Secretary is elected, he shall keep a record of the meetings of the Directors and in his absence, an Assistant Secretary, if one be appointed or, if there be more than one, the one designated for the purpose by the Chief Executive Officer, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as the Chief Executive Officer may from time to time designate.


ARTICLE FOURTH

Provisions Relating to Capital Stock

Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate or certificates representing in the aggregate the shares owned by him and certifying the number and class thereof, which shall be in such form as the Directors shall adopt. Each certificate of stock shall be signed by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section 2. Transfer of Stock. The stock of the corporation shall be transferable, so as to affect the rights of the corporation, only by transfer recorded on the books of the corporation, in person or by duly authorized attorney, and upon the surrender of the certificate or certificates properly endorsed or assigned.

Section 3. Equitable Interests Not Recognized. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

Section 4. Lost or Destroyed Certificates. The Directors of the corporation may, subject to Massachusetts General Laws, Chapter 156B, Section 29, as amended from time to time, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, destroyed, or mutilated.

Section 5. Massachusetts Chapter 110D. Until such time as this Section 5 of Article Fourth shall be repealed or these By-Laws shall be amended in accordance with Article Twelfth hereof to provide otherwise, the provisions of Chapter 110D of the Massachusetts General Laws shall not apply to "control share acquisitions" of the Corporation within the meaning of said Chapter 110D.


ARTICLE FIFTH

Record Date

The Directors may fix in advance a time which shall be not more than sixty days prior to (a) the date of any meeting of stockholders, (b) the date for the payment of any dividend or the making of any distribution to stockholders, or (c) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, the right to receive such dividend or distribution, or the right to give such consent or dissent. In such case only stockholders of record on such date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.


ARTICLE SIXTH

Stock in Other Corporations

Except as the Directors may otherwise designate, the Chief Executive Officer, the President, the Chief Financial Officer, or the Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.


ARTICLE SEVENTH

Inspection of Records

Books, accounts, documents and records of the corporation shall be open to inspection by any Director at all times during the usual hours of business. The original, or attested copies, of the Articles of Organization, By-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

ARTICLE EIGHTH

Checks, Notes, Drafts and Other Instruments

Checks, notes, drafts and other instruments for the payment of money or money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or persons authorized by the Board of Directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by said Board to do so.


ARTICLE NINTH

Seal

The seal of the corporation shall be circular in form, bearing the inscription - M/A-COM, INC. BOSTON MASS. - ESTABLISHED 1950. The Clerk shall have custody of the seal and may affix it (as may any other officer if authorized by the Directors) to any instrument requiring the corporate seal.


ARTICLE TENTH

Fiscal Year

The fiscal year of the corporation shall be the year ending with the Saturday nearest to the last day of September in each year.


ARTICLE ELEVENTH

Indemnification of Directors, Officers and
Certain Employees and Agents

Section 1. In General. Subject to the limitations set forth in this ARTICLE, to the extent permitted by applicable law, the corporation shall indemnify and save harmless each person who at the time of the adoption of this By-law is, or at any time thereafter shall be, (i) a Director or officer of the corporation or any Entity controlled directly or indirectly by the corporation, (ii) a former Director or officer of the corporation or any Entity controlled directly or indirectly by the corporation, (iii) a person who serves or has served at the request of the corporation in any capacity with respect to any employee benefit plan, and (iv) the heirs, executors and administrators of any such person, from and against all costs, expenses and liabilities imposed upon, or reasonably incurred by, him or them in connection with, or resulting from, any claim, action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "Proceeding") to which he or they may be or become subject (including, without limitation, being required to appear as a non-party witness) by reason of such person's at any time (i) being or having been a Director or officer of the corporation, (ii) serving or having served at the request of the corporation in any capacity with respect to any employee benefit plan, or (iii) serving or having served as a Director, officer, employee or other agent of any other corporation or Entity at the request of the corporation, or by reason of any alleged acts or omissions of his (whether alleged to have occurred before or after the adoption of this By-law) in any such capacity, whether or not he continues to serve in such capacity at the time any such costs, expenses and liabilities are imposed or incurred. As used in this ARTICLE, the term "officer" shall include the officers enumerated in Section 1 of ARTICLE THIRD hereof, all Founder Directors of the corporation and, as to any Entity, all persons elected or appointed to serve in any similar capacity or as any financial, accounting, tax or legal officer of such Entity by the stockholders, Directors, partners, trustees or similar members, as the case may be, or any executive officer of such Entity, and the term "Entity" shall mean any corporation, partnership, trust, foundation, association, organization or other legal entity and any group or division comprised of all or part of the corporation and its subsidiaries.

Section 2. Costs, Expenses and Liabilities. As used in this ARTICLE, the term "costs, expenses and liabilities" shall be deemed to include, but not to be limited to, judgments, penalties, fines, taxes, court costs, attorneys' fees and retainers, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend or investigating a Proceeding, and amounts paid or payable in any settlement; provided that no payment shall be made pursuant to this ARTICLE for amounts paid or payable in any settlement unless such settlement is authorized, or at any time approved or ratified, by (i) a majority vote of a quorum consisting of disinterested Directors, (ii) a majority vote of a committee of the Board of Directors consisting of all the disinterested Directors, (iii) if there are not two or more disinterested Directors in office, then by a majority of the Directors then in office, provided they have obtained a written opinion by special independent legal counsel appointed by a majority of the Directors to the effect that, based upon a reasonable investigation of the relevant facts as described in such opinion, the person to be indemnified appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan, or (iv) by a court of competent jurisdiction. Notwithstanding the foregoing, no payment shall be made pursuant to this ARTICLE in respect of any claim, issue or matter in any Proceeding as to which the person seeking indemnification shall have been adjudicated to be liable to the corporation, any Entity controlled directly or indirectly by the corporation or any employee benefit plan with respect to which the person seeking indemnification serves or has served in any capacity at the request of the corporation; provided, however, that indemnification against costs, expenses and liabilities payable to parties other than the corporation or any such Entity or employee benefit plan shall nevertheless be paid by the corporation to the extent that the court in which such Proceeding shall have been brought or is pending shall determine. The corporation shall not be required pursuant to this ARTICLE to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the person seeking indemnification has otherwise actually received such payment, pursuant to an insurance policy, contract, agreement or otherwise. The corporation may require that persons receiving indemnification pursuant to this ARTICLE first deliver an undertaking to the effect that, upon the subsequent receipt of any like payment, pursuant to an insurance policy, contract, agreement or otherwise, the indemnified person shall promptly remit the amount of such payment to the corporation.

Section 3. Limitations on Indemnification. No payment shall be made pursuant to this ARTICLE to any person, or to his heirs, executors or administrators, with respect to any matter as to which it shall be finally adjudicated that such person did not act in good faith in the reasonable belief that his action was in the best interests of the corporation, or to the extent that such matter relates to service with respect to an employee benefit plan, in good faith in the reasonable belief that his action was in the best interests of the participants or beneficiaries of such employee benefit plan. If any amounts shall have been advanced pursuant to Section 4 hereof to or for the account of any person with respect to any matter as to which such a final adjudication shall have been made, then such person, and his heirs, executors and administrators, shall be obligated to refund to the corporation all such amounts.

Section 4. Payments During the Pendency of a Proceeding. The corporation may pay the expenses incurred by any person claiming to be entitled to indemnification pursuant to this ARTICLE in connection with any Proceeding in advance of the final disposition thereof, upon receipt of an undertaking by such person to repay such payment if he shall be adjudicated to be not entitled to indemnification pursuant to this ARTICLE, which undertaking may be accepted by the corporation without reference to the financial ability of such person to make repayment.

Section 5. Interpretation and Application. All questions regarding the interpretation or application of this Article to any person or Proceeding shall be determined by, or in the manner designated by, a vote of a majority of the disinterested Directors of the corporation. The corporation may, to the extent authorized from time to time by a majority of the disinterested Directors of the corporation, grant indemnification to any employee or agent of the corporation or any other person who serves or has served at the request of the corporation as an employee or agent of another Entity to the fullest extent of the provisions of this ARTICLE. With respect to any person or Proceeding, the term "disinterested Directors of the corporation" shall mean all Directors of the corporation, other than such person, who are not parties to, or otherwise personally interested in, such Proceeding.

Section 6. Miscellaneous. The rights of indemnification provided in this ARTICLE shall be in addition to any other rights to which any indemnified person or his heirs, executors or administrators may be entitled as a matter of law or otherwise. Nothing hereinbefore in this ARTICLE contained shall in any event or under any circumstances form the basis for any inference, result, conclusion, ruling, or decision more stringent than would be reached or applied in the absence of the foregoing provisions of this ARTICLE. If any term or provision of this ARTICLE, or the application thereof to any person or circumstances, shall to any extent be held invalid or unenforceable, the remainder of this ARTICLE, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this ARTICLE shall be held valid and be enforced to the fullest extent permitted by law. To the extent required by law, this ARTICLE shall be subject to amendment or repeal only by action of the stockholders of the corporation.


ARTICLE ELEVENTH A

Conflict of Interest

Section 1. No director or officer of this corporation shall in any event or under any circumstances be under any liability or accountability to this corporation which except for these provisions in this Section 1 might result by reason of or from any dealing, contracting or other transaction (before or after the adoption of this By-law) entered into between this corporation and any one or more enterprises the operations of the business of which are supervised, under written contract or otherwise, by the same person, firm, corporation, trust, association, or other entity, legal or otherwise, which then is supervising the operation of the business of this corporation, or entered into between this corporation and said supervisor (said enterprises, so supervised, and said supervisor being hereinafter in this ARTICLE called "said outside enterprises"), or by reason of or from the fact that such director or officer has been (prior to the adoption of this By-law) or is thereafter at any time a member, director, officer, or stockholder of, or otherwise, directly or indirectly, connected with or interested in said outside enterprises, or any one or more of them, or by reason of or from any action at any time (before or after the adoption of this By-law) taken or omitted by any such director or officer as director or officer of this corporation or on behalf of any one or more of said outside enterprises in relation to matters with respect to which both this corporation and any one or more of said outside enterprises are interested or concerned in common or adversely to each other; and no director or officer of this corporation shall in any event or under any circumstances be under any liability or accountability to this corporation which except for these provisions in this
Section 1 might result by reason of or from any failure to disclose or to have disclosed such connection or interest, and no director or officer shall be under any obligation to disclose such connection or interest.

Section 2. No director or officer of this corporation shall in any event or under any circumstances be disqualified from dealing, contracting or participating in any transactions (before or after the adoption of this By-law) between this corporation and such director or between this corporation and said outside enterprises or any other enterprises, or any one or more of them, nor shall any vote, decision or action of such director or officer or of the Board of Directors (before or after the adoption of this By-law) with respect to any transaction, in any event or under any circumstances, be questioned or invalidated by reason of any connection or interest of any director or officer with or in such transaction or with or in said outside or other enterprises, or any one or more of them; nor shall any dealing, contract, or other transaction (before or after the adoption of this By-law) entered into between this corporation and said director or officer or said outside or other enterprises, or any one or more of them, in any event or under any circumstances, be affected or invalidated by the fact that any one or more directors or officers of this corporation (whether or not participating in this corporation's action with respect thereto or voting thereon or being present at any meeting at which said action shall be authorized) are or were at any time directors or officers of or in any other way, directly or indirectly, connected with or interested in said outside or other enterprises, or any one or more of them, or with or in said dealing, contract, or other transaction, nor shall any such dealing, contract, or other transaction, in any event or under any circumstances, be affected or invalidated by any failure by any such director or officer to disclose or to have disclosed such connection or interest.

Section 3. No dealing, contract, or other transaction of this corporation (entered into before or after the adoption of this By-law) in which a director or officer of this corporation has or had any personal or adverse interest, directly or indirectly, and no conduct (before or after the adoption of this By-law) by a director or officer of this corporation, which except for these provisions in this Section 3 might result in any liability or accountability by such director or officer to this corporation or be void or voidable, shall in any event or under any circumstances result in any such liability or accountability or be void or voidable if such dealing, contract, or other transaction, or such conduct shall have been authorized, or shall be or have been at any time ratified or approved, by an affirmative vote of the holders of record (whether or not such holders of record shall, directly or indirectly, be or have been or include or have included such director or officer, or his personal representatives, and whether or not such director or officer, or his personal representatives, shall be or have been a director or officer of any such holder, or of any direct or indirect stockholder in such holder, or shall be or have been otherwise, directly or indirectly, connected with or interested in any such holder) of not less than such proportion of the voting stock of this corporation as is required to effect action by the stockholders, at any annual or special meeting of the stockholders duly called and warned for the purpose.

Section 4. As used in this ARTICLE, the term "officer" shall include the officers enumerated in Section 1 of ARTICLE THIRD hereof and all persons elected or appointed to serve in any similar capacity or as any financial, accounting, tax or legal officer of the corporation by the stockholders or any executive officer of the corporation.

Section 5. Nothing hereinbefore in this ARTICLE contained shall in any event or under any circumstances form the basis for any inference, result, conclusion, ruling, or decision more stringent than would be reached or applied in the absence of the foregoing provisions of this ARTICLE. If any term or provision of this ARTICLE, or the application thereof to any person or circumstances, shall to any extent be held invalid or unenforceable, the remainder of this ARTICLE, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this ARTICLE shall be held valid and be enforced to the fullest extent permitted by law.


ARTICLE TWELFTH

Amendments

These By-laws may at any time be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting. If authorized by the Articles of Organization, the Directors may also make, amend, or repeal these By-laws in whole or in part by a two-thirds vote of the Directors then in office, except with respect to any provision thereof which by law, the Articles of Organization, or these By-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws. Any By-law adopted by the Directors may be amended or repealed by the stockholders.

END OF BY-LAWS